SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant     ☐

Filed by a Party other than the Registrant     ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Exxon Mobil Corporation
(Name of Registrant as Specified in Its Charter)

Engine No. 1 LLC
Engine No. 1 LP
Engine No. 1 NY LLC
Christopher James
Charles Penner
Gregory J. Goff
Kaisa Hietala
Alexander Karsner
Anders Runevad

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PAID ADVERTISEMENT

Earth to
Exxon.

In a matter of decades, demand for oil could be a fraction of what it is today.

Exxon is the 5th largest greenhouse gas emitter of all time1 in a world intent on zeroing out emissions. No amount of PR spin or rhetoric from a board funding dividends with debt since before the pandemic2 can change that. A sustainable solution for long-term investors can only come from an innovative board with a track record of transformative value creation in the energy industry.

Those who lead the world’s biggest companies have an obligation to look to the future. Remember, before the Model-T birthed the age of oil, railroad stocks dominated the globe3. History shows that the market rewards value-focused innovation and punishes the last to change.

The biggest risk to Exxon’s shareholders is that the entire business model lacks long-term viability. The time to start making real, sustainable change is now.

Shareholders, for the long-term value of Exxon, vote the WHITE card.

For today, vote the WHITE card.

For tomorrow, vote the WHITE card.

Reenergizexom.com

If you require assistance voting your shares, please contact:

INNISFREE M&A INCORPORATED
(877) 750-8310 (TOLL-FREE U.S. AND CANADA)
OR +1 (412) 232-3651 (FROM OTHER COUNTRIES)

1 Source: Carbon Disclosure Project (CDP) 2017 report

2 Source: See, e.g. McDermott, Devin, et. all., Divergent Strategies for an Uncertain Future: Reiterate Preference for CVX Over XOM. Morgan Stanley Research. February 3rd, 2020.

3 Source: Elroy Dimson, Paul Marsh, and Mike Staunton, Triumph of the Optimists, Princeton University Press, 2002, and subsequent research

Paid for by Engine No. 1

Important Information

Engine No. 1 LLC, Engine No. 1 LP, Engine No. 1 NY LLC, Christopher James, Charles Penner (collectively, “Engine No. 1”), Gregory J. Goff, Kaisa Hietala, Alexander Karsner, and Anders Runevad (collectively and together with Engine No. 1, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of WHITE proxy to be used in connection with the solicitation of proxies from the shareholders of Exxon Mobil Corporation (the “Company”). All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying WHITE proxy card will be furnished to some or all of the Company’s shareholders and is, along with other relevant documents, available at no charge on Engine No.1’s campaign website at https://reenergizexom.com/materials/ and the SEC website at http://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement filed by the Participants with the SEC on March 15, 2021. This document is available free of charge from the sources described above.